Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effectively as of October 13, 2023 (the “Effective Date”), by, between and among Polar Multi-Strategy Master Fund (the “Investor”), Hennessy Capital Group LLC, a Delaware limited liability company (“HCG”), Hennessy Capital Investment Corp. VI, a Delaware corporation (the “SPAC”), and Hennessy Capital Partners VI LLC, a Delaware limited liability company (the “Sponsor”). Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, the SPAC is a special purpose acquisition company that closed on its initial public offering on October 1, 2021, initially with 24 months to complete an initial business combination (the “De-SPAC”);

WHEREAS, as of the date of this Agreement, the SPAC has not completed the De-SPAC;

WHEREAS, the SPAC is seeking to raise $900,000 from existing SPAC investors to cover working capital expenses;

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund $900,000 (the “Investor Capital Contribution”);

WHEREAS, the SPAC intends to pay a return of capital to Investor at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 1.3 below;

WHEREAS, the Investor, the SPAC and the Sponsor entered into that certain Subscription Agreement, dated as of August 5, 2021, as amended by that certain Amendment No. 1 to Subscription Agreement, dated as of September 7, 2021 (as amended, the “IPO Subscription Agreement”), pursuant to which (i) the Investor purchased from the SPAC 266,667 redeemable warrants, each whole warrant initially exercisable to purchase one share of the SPAC’s Class A common stock, $0.0001 par value per share, at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”), and (ii) Investor agreed to purchase from the Sponsor and the Sponsor agreed to sell to Investor, 150,000 shares of the SPAC’s Class B common stock, $0.0001 par value per share, at a purchase price of $0.002174 per share at the De-SPAC Closing, subject to the terms and conditions of the IPO Subscription Agreement, including the condition for the Investor to place a binding order for at least 9.9% of the Class A common stock sold by the SPAC in its initial public offering (such condition, the “Subscription Condition” and such purchase right, the “Investor Purchase Right”);

WHEREAS, HCG is the managing member of the Sponsor;

WHEREAS, the Investor, desires to sell, assign and transfer, and HCG desires to purchase, receive, assume, and accept, 100,000 Warrants and 37.5% of the Investor’s rights, interest, and obligations under the IPO Subscription Agreement with respect to the Investor Purchase Right (collectively, the “Assigned Securities”), in each case, subject to the terms, conditions, restrictions, covenants, and obligations under the IPO Subscription Agreement with respect thereto; and

WHEREAS, in connection with the assignment and transfer of the Assigned Securities from the Investor, HCG intends to pay the Investor $150,000 (the “Purchase Price”) for the Assigned Securities.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION AND RETURN OF CAPITAL

1.1	Closing. The Investor Capital Contribution shall be made by the Investor to the SPAC in cash, within five (5) business days of the Parties entering into this Agreement, or on such date as the Parties may agree in writing (such date, the “Closing”).

1.2	Subscription. If the De-SPAC Closing occurs, as consideration for the Investor Capital Contribution, the SPAC (or the surviving entity following the De-SPAC Closing) will issue to the Investor 0.9 shares of the SPAC’s Class A common stock for each dollar of the Investor Capital Contribution at the De-SPAC Closing (“Subscription Shares”). The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies (other than those arising under applicable securities laws). The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, the SPAC shall use its reasonably best efforts to cause the Subscription Shares to promptly be registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing. The Sponsor shall not sell, transfer, forfeit, place further restrictions on, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than (i) shares of the SPAC required to be transferred to third parties pursuant to agreements in effect as of the date hereof and (ii) shares of the SPAC the Sponsor agrees after the date hereof to transfer to third party investors (including directors and officers of the Sponsor) as an incentive to provide financing or, except for the directors and officers of the Sponsor or the SPAC, other services, in each case, reasonably required in connection with the De-SPAC Closing or an extension of the SPAC’s outside date to complete a business combination, up to an aggregate amount of 3,000,000 shares of the SPAC, which limit on this clause (ii), for the avoidance of doubt, excludes all transfers permitted by clause (i) (the “New Transfer Cap”), provided that the Investor agrees not to unreasonably condition, delay, or withhold its consent to transfers in excess of the New Transfer Cap (the foregoing clauses (i) and (ii), “Permitted Share Transfers”), until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective. For the avoidance of doubt, Sponsor agrees that the minimum amount of shares of the SPAC held by the Sponsor on the de-SPAC shall be no less than 3,000,000.

1.3	Return of Capital. An amount equal to the Investor Capital Contribution shall be paid by the SPAC to the Investor as a return of capital within 5 business days of the De-SPAC Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than Permitted Share Transfers, until the full amount of the Investor Capital Contribution has been paid to the Investor. The SPAC and Sponsor shall be jointly and severally obligated for such repayment; provided, that, notwithstanding anything to the contrary in this Agreement, any obligations for payment, repayment or similar obligation of Sponsor under this Agreement shall be limited solely to the transfer of shares of the SPAC to Investor. If the De-SPAC is closed, the Investor may elect at the De-SPAC Closing to receive such repayment of the Investor Capital Contribution from the SPAC either in cash or shares of the SPAC’s Class A common stock at a rate of one share of Class A common stock for each $10 of the Investor Capital Contribution. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the SPAC’s cash accounts, not including the SPAC’s trust account, will be paid to the Investor by the SPAC within five (5) calendar days of the liquidation, and such amounts shall be the sole recourse for the Investor.

1.4	Default. In the event that (i) the Sponsor or the SPAC defaults in its obligations under Section 1.2 or 1.3 (excluding the last sentence thereof) of this Agreement or (ii) the SPAC or the surviving entity following the De-SPAC Closing fails to file a registration statement to register the Subscription Shares within 30 days after the De-SPAC Closing and to have such registration statement declared effective within 90 days after the De-SPAC Closing, and in the event that such default or such failure continues for a period of five (5) business days following written notice to the Sponsor and the SPAC (the “Default Date”), the SPAC shall immediately issue to Investor 0.1 shares of the SPAC’s Class A common stock (the “Default Shares”) for each $1.00 of the Investor Capital Contribution on the Default Date and shall issue to the Investor an additional 0.1 Default Shares for each $1.00 of the Investor Capital Contribution the Investor has funded each month thereafter, until the default is cured; provided however, that in no event will the SPAC issue any Default Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of the SPAC’s Class A common stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the U.S. Securities and Exchange Commission (the “SEC”), including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC’s Class A common stock (“Transfer Limit”); provided further than any Default Shares that were not issued to Investor because the issuance of such shares would have exceeded the Transfer Limit shall be promptly issued to Investor upon written request from Investor to extent that, at the time of such request, such issuance would no longer exceed the Transfer Limit. Any such Default Shares received pursuant to this Section 1.4 shall be added to the registration statement required by Section 1.2 of this Agreement if not then effective and if such registration statement has been declared effective, the SPAC shall cause the Default Shares to promptly be registered, and in any event to be registered within 90 days. In the event that Investor notifies Sponsor and the SPAC of any default pursuant to this Section 1.4, Sponsor shall not sell, transfer, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than Permitted Share Transfers, and other than in accordance with this Section 1.4, until such default is cured. Notwithstanding the foregoing, in no event shall the SPAC issue more than 19.9% of the outstanding shares of the SPAC’s Class A common stock as of the date hereof before giving effect to any shares that may be issuable by the SPAC hereunder.

1.5	Wiring Instructions. At the Closing, Investor shall pay the Investor Capital Contribution to the SPAC by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

1.6	Reimbursement. On the De-SPAC Closing, the SPAC will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this agreement not to exceed $5,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

2.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.2	Acknowledgement. Each Party acknowledges and agrees that the Subscription Shares and Default Shares (as defined herein) have not been registered under the Securities Act or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Subscription Shares and Default Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Subscription Shares and Default Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that this subscription will not be treated as indebtedness for U.S. tax purposes.

2.3	Trust Waiver. Reference is made to the final prospectus of the SPAC, dated as of September 28, 2021 and filed with the SEC (File No. 333-254062) on September 30, 2021 (the “Prospectus”). The Investor hereby represents and warrants that it has read the Prospectus and understands that the SPAC has established a trust account in connection with its initial public offering (the “Trust Account”) containing the proceeds of the initial public offering and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the initial public offering (including without limitation interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders (including without limitation overallotment shares acquired by the SPAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, the SPAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their SPAC shares in connection with the consummation of a De-SPAC Closing or in connection with an extension of its deadline to consummate a De-SPAC Closing, (b) to the Public Stockholders if the SPAC fails to consummate a De-SPAC Closing by January 10, 2024, subject to extension by an amendment to the SPAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes or (d) to the SPAC after or concurrently with the consummation of a De-SPAC Closing. For and in consideration of the SPAC and the Sponsor entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither it nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including without any limitation any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the SPAC or its representatives, on the one hand, and the Investor or its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, except as expressly provided in any future definitive transaction document between the SPAC and the Investor or to the extent the SPAC completes a De-SPAC Closing and funds are released to the SPAC from the Trust Account in accordance with the terms of the trust agreement (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that it or any of its affiliates may have against the Trust Account (including without limitation any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC or its representatives and will not seek recourse against the Trust Account (including without limitation any distributions therefrom) for any reason whatsoever (including without limitation for an alleged breach of this Agreement or any other agreement with the SPAC or its affiliates). The Investor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC, the Sponsor and their respective affiliates to induce the SPAC and the Sponsor to enter into this Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and its affiliates under applicable law. To the extent the Investor and its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to any Released Claims, which proceeding seeks, in whole or in part, monetary relief against the SPAC or its representatives, the Investor hereby acknowledges and agrees that the sole remedy of the Investor and its affiliates shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor and its affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including without limitation any distributions therefrom) or any amounts contained therein. In the event the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Released Claims, which proceeding seeks, in whole or in part, relief against the Trust Account (including without limitation any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Sponsor, the SPAC and their respective representatives, as applicable, shall be entitled to recover from the Investor and its affiliates the associated legal fees and costs in connection with any such action, in the event the Sponsor, the SPAC or their respective representatives, as applicable, prevails in such action or proceeding. This provision shall not be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

2.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

a.	Investor realizes that, unless subject to an effective registration statement, the Subscription Shares and Default Shares cannot readily be sold as they will be restricted securities and therefore the Default Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

b.	Investor understands that, because the SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Subscription Shares and Default Shares, sales of the Subscription Shares and Default Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that the SPAC is no longer a ‘shell company’ and that the SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Subscription Shares and Default Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and the SPAC has filed with the SEC, during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

c.	Investor confirms and represents that it is able (i) to bear the economic risk of the Subscription Shares and Default Shares, (ii) to hold the Subscription Shares and Default Shares for an indefinite period of time, and (iii) to afford a complete loss of the Subscription Shares and Default Shares; and

d.	Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Subscription Shares and Default Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Subscription Shares and Default Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Subscription Shares and Default Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE III

SECURITIES TRANSFER

3.1	Transfer. Effective as of Closing, Investor hereby sells, transfers and assigns to HCG, and HCG hereby purchases, receives, assumes and accepts from Investor, the Assigned Securities. All references to “the Purchaser” in the IPO Subscription Agreement shall, on and after Closing, refer to the HCG instead of the Investor with respect to the Assigned Securities.

3.2	Acknowledgement. HCG acknowledges and agrees that (i) the Investor Purchase Right is subject to potential forfeiture pursuant to the terms and conditions of the IPO Subscription Agreement, including Section 2 thereunder; and (ii) HCG is assuming the Assigned Securities subject to the Investor’s restrictions, covenants and obligations under the IPO Subscription Agreement, including the transfer restrictions and short sale prohibition described under Section 6 therein, and on and after Closing, HCG shall be bound by such restrictions, covenants and obligations. Except as set forth explicitly herein, the IPO Subscription Agreement is not otherwise modified or amended nor are any rights or obligations thereunder waived by any party.

3.3	Purchase Price. HCG shall pay the Purchase Price to the Investor by wire transfer of immediately available funds at Closing.

3.4	HCG’s Representations and Warranties. HCG hereby represents and warrants to the Investor, the Company, and the Sponsor as follows:

a.	Permitted Transferee. HCG is the managing member of the Sponsor and a permitted transferee under Section 6(a) of the IPO Subscription Agreement.

b.	Purchaser Representations. HCG makes each of the purchaser representations and warranties in Section 3 of the IPO Subscription Agreement as “the Purchaser” thereunder as though made as of the Effective Date.

3.5	Investor’s Representations and Warranties. The Investor hereby represents and warrants to HCG as follows:

a.	No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of incorporation or bylaws of the Investor, (ii) any agreement or instrument to which the Investor is a party, (iii) any law, statute, rule or regulation to which the Investor is subject, or (iv) any agreement, order, judgment or decree to which the Investor is subject.

b.	Titles to Securities. Upon the transfer and assignment of the Assigned Securities from the Investor to HCG, HCG will have or receive good title to the Assigned Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions and short sale prohibition described under Section 6 of the IPO Subscription Agreement, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the action of HCG.

c.	Subscription Condition. The Investor has satisfied the Subscription Condition.

d.	Compliance. Except as set forth herein, the Investor has complied with the requirements of, and has not breached, the IPO Subscription Agreement and that the IPO Subscription Agreement remains in full force and effect.

ARTICLE IV

MISCELLANEOUS

4.1	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4	Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 1.2, the default provision set forth in Section 1.4 and the indemnity obligations set forth in Section 4.13.

4.5	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8	Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.9	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:

POLAR MULTI-STRATEGY MASTER FUND

c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

With a mandatory copy to:

Polar Asset Management Partners Inc.

16 York Street, Suite 2900

Toronto, ON M5J 0E6

Attention: Legal Department, Ravi Bhat/Jillian Bruce
E-mail: legal@polaramp.com/rbhat@polaramp.com/
jbruce@polaramp.com

If to SPAC, HCG, or Sponsor:

Hennessy Capital Partners VI LLC

PO Box 1036

Zephyr Cove, NV 89448

Attn: Nicholas A. Petruska

Telephone: (775)-339-1671

E-mail: npetruska@hennessycapllc.com

With a mandatory copy (which will not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn: Michael Heinz

Telephone: (212) 839-5444

E-mail: mheinz@sidley.com

4.10	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13	Indemnification. Subject to Section 4.4 of this Agreement, SPAC and Sponsor agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Investor; provided that neither the SPAC nor the Sponsor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), the SPAC and the Sponsor shall jointly and severally reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC or Sponsor. The provisions of this paragraph shall survive the termination of this Agreement. For the avoidance of doubt, under no event shall the officers, directors, members or controlling persons of the Sponsor have any personal obligations or liability hereunder.

4.14	Interpretation. All references to the SPAC shall refer to the SPAC prior to the De-SPAC Closing and, following the De-SPAC Closing, to the SPAC or the publicly traded entity resulting from the De-SPAC. All references to shares of the SPAC’s Class A common stock shall, following the De-SPAC Closing, refer to the equivalent securities received in exchange for the SPAC’s Class A common stock pursuant to the De-SPAC if the SPAC is not the publicly traded entity resulting from the De-SPAC.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:
Hennessy Capital Investment Corp. VI

By:	/s/ Daniel Hennessy
Name:	Dan Hennessy
Title:	CEO

SPONSOR:
Hennessy Capital Partners VI LLC

By:	/s/ Daniel Hennessy
Name:	Daniel Hennessy
Title:	Managing Member of Hennessy Capital Group LLC, the managing member of the Sponsor

Hennessy Capital Group LLC

By:	/s/ Daniel Hennessy
Name:	Daniel Hennessy
Title:	Managing Member

INVESTOR:
POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

By:	/s/ Aatifa Ibrahim
Name:	Aatifa Ibrahim
Title:	Legal Counsel